EXHIBIT 99.1

July 10, 2002

Dear Valued Shareholders of Summus, Inc. (USA):

This letter highlights our progress in meeting our business goals, capital raising, organizational changes and enhancing shareholder value.  We will strive to continue the effort of a monthly update to keep you apprised of the Company’s progress.

LAUNCH OF exego™

I am very pleased with the growth rate of our recent national launch of exego on the Verizon Wireless network.  Verizon has positioned exego in its own category in the BREW™ catalog.  exego is listed under the “My Media” folder, and it is the only application in this category.  This is important since it will greatly enhance our ability to market and brand exego  and, indirectly, “Powered by Bluefuel™.”   We are offering a 30-day free trial subscription for a short period of time and are starting to see a revenue stream from exego that will be reported in our third quarter filings.   We are working closely with Verizon to incorporate market feedback as well as introduce new features to the exego application.  In addition, we are coordinating with Verizon to establish the national marketing campaign for exego and other Summus products.

We are aggressively pursuing other carriers to expand our subscriber base as quickly as possible.   We are preparing to submit our exego application to other BREW carriers for testing in the third quarter.  Further, our development team is actively testing exego on various BREW-enabled handsets so that users will be able to experience exego on a wider variety of handsets. In addition, we are working on promoting our BlueFuel™ platform to leverage the growing developer community in the mobile and wireless market.   We have advanced several opportunities with Verizon to add value to its product offerings.  We are in the process of finalizing an agreement for those applications and anticipate development and rollout(s) prior to the end of 2002.

BUSINESS DEVELOPMENT

We have recently concluded our first deliverable to NetCom, a European carrier, as part of our scheduled deployment of exego and BlueFuel over the next several months.  The acceptance of each scheduled deployment by Summus is accompanied by a milestone payment from NetCom.  Our relationship with NetCom is very exciting, and we continue to execute on our agreement as well as explore various ways to introduce our new applications into their rollout strategy.  I look forward to a long and prosperous relationship with them.

We recently announced our relationship with Snapfish built around a new application under development by Summus for specifically viewing images on the handset and connecting into SnapFish’s photo portal.   Snapfish is a significant strategic partner and will provide marketing support as well as distribution to almost 3 million Snapfish subscribers.  We are collaborating with their development team to finalize requirements for the application.  I anticipate we will submit the Snapfish mobile application for certification prior to the end of the third quarter.   Our relationship with Snapfish is the first to be established as part of the execution of our wireless imaging strategy.

PRODUCT DEVELOPMENT PROGRESS

The Company has received certification from QUALCOMM on the next release of exego.  The application features will enhance the usability and add capabilities for exego users.   We anticipate this release to be available once carrier testing is completed.

Our latest focus is to port our exego application to the JavaTM  2 Platform, Micro Edition (J2ME TM).   We currently have exego running on the J2ME emulator and anticipate having a J2ME commercial offering prior to the end of the third quarter of 2002. This effort has seen some delays while we await next-generation handsets from carriers for testing.

In addition to our own applications, we have recently completed BlueFuel enhancements to a second game developed by our partner ZIO Interactive.  We have submitted both games for certification and anticipate each game to complete NSTL certification this week and to be available in the BREW shop shortly afterwards. We have experienced a short delay in certification of our golf game due to imposed configuration changes by our partners.    We have also had inquiries regarding the possibility of running the ZIO Golf game on carrier networks in other countries.  We are working with ZIO to utilize our BlueFuel™ enhanced versions for worldwide distribution.

CELLULAR OPERATOR PROGRESS

We remain on track to achieve our business development goals with carriers during 2002. We expect to have a total of five U.S. carriers deploy exego this year and potentially one international carrier. We are working with two carriers now and expect a third and fourth carrier on board before the end of the third quarter. Further, we are pleased that our strengthening relationship with carriers is leading us to expanded opportunities beyond exego, including content-related projects built on top of BlueFuel™.

CONTENT PROVIDER PROGRESS

Summus’ business development activities have created several opportunities with major content brands. These prospective business relationships are evolving as follows:

Bundling of Content – We are continuing our pursuit to bundle valuable content into exego with the purpose of enhancing the value to users and creating complementary revenue streams. In May, we announced our agreement with ServiceObjects to include a suite of location-based services to include an ATM locator and package tracking utilizing their content. We expect to finalize agreements on several more of these content arrangements in the coming weeks.

Application Development – We continue to negotiate an opportunity to develop custom applications for a worldwide leader in branded media content. We project to complete this agreement during Q3.  Progress here has been slowed as the major content provider works out business model issues with carriers. Our goal remains to develop and deploy applications for at least two major media brands during the second half of 2002.

As we have mentioned in previous shareholder letters, we have completed an agreement with a major entertainment company to distribute our applications directly to its large customer base in the Asia Pacific region.    We are starting the process to define our joint strategy for this market.

SAMSUNG

We are still awaiting feedback from Samsung regarding an application targeted at the mobile and wireless sector.  We now expect decisions to be made in Q4 pending negotiations between Samsung and the major media brand.

We are currently evaluating an opportunity in the set-top box sector relative to our strategic relationship with Samsung announced in 2002. We expect to make a decision on this before the end of this quarter.

This quarter we also expect to reach a joint marketing agreement with Samsung to support certain parts of our wireless imaging strategy.

INVESTOR RELATIONS

We have engaged Dresner Corporate Services to handle our investor relations needs.  I believe this relationship will enhance our position in the financial and analyst community as well as provide a better vehicle for shareholders to discuss questions and issues.  Dresner will be responsible for addressing the needs of our shareholders on a day-to-day basis as well as helping the company position itself for top-tier institutional investment opportunities and analyst coverage.  For information on how to contact Dresner Corporate Services, please visit our website at http://www.summus.com/company/contact/.

MARKETING

We have had significant progress in delivering our message to the public.  We have had several interviews over the past few weeks that include Investors Business Daily, CEOCast, PC Week, CNET, Wireless Week, Investors Business Daily and others.  We have also scheduled interviews with two major publications in August (not part of any paid advertisement arrangements!).  Not all of these interviews will generate stories immediately, but we are on the radar screens for inclusion in stories as we gain even more traction in the market place.

We are finalizing our agreement for the services of Andrew Seybold Consulting Group LLC to hone our marketing targets as well as our business model and strategy.  Working with Seybold Consulting will aid in getting our message out to a wide variety of target markets.  Andrew Seybold is considered to be a leading authority on the mobility and wireless communications industry. Mr. Seybold is the Editor-in-Chief of the Forbes/Andrew Seybold's Wireless Outlook, and currently heads the Andrew Seybold Group, a highly regarded consulting firm specializing in “connected mobility-where mobile computing and advanced communications technology meet”.

CAPITAL RAISING

The Company’s primary financing objective is to secure investment capital from institutional investors while we grow our revenues to sustain operations and achieve profitability.  We have been working closely with a couple of boutique institutional investment firms in efforts to secure long-term capital.  We have recently signed a term sheet to provide up to $11.0 million in funding.  The funding is divided into two transactions. The first is a private placement for $1.0M, and the second is an irrevocable equity line for $10.0M.  Under the terms of the equity line, the Company may, in its sole discretion, make draws on the line.  In return for the draws, the Company will issue shares of its common stock, which will be sold on the open market.  In order to complete this equity line transaction, the Company will need to make a filing with the Securities and Exchange Commission to register the shares that may be sold in the open market upon any draws by the Company.  The equity line is very similar to a personal equity line in that the Company is not obligated to use the entire line, but rather only a small portion over the term.  I want to stress the beneficial nature of this financing mechanism.   We completely control the timing of draws against the equity line, and we will use it in a manner that is most advantageous to the Company.  In addition, the equity line will provide the Company capital at a lower cost than the private placements the Company has been utilizing to date.

We are also continuing our efforts to secure institutional and strategic financing, and I feel confident our ability to attract such financing will increase as our revenues grow.  We have engaged a highly respected firm to handle this effort, and I am encouraged by the progress thus far.

ORGANIZATIONAL CHANGES

We are making great progress as a company and continue to systematically build our business. In that process, we will fine-tune the management team to execute on our business plan.  As part of this effort, we have hired Billy Purser as our Vice President of Marketing. Billy will be responsible for the Company’s overall marketing strategy, branding strategy and marketing communications.  Billy brings a wealth of marketing and communications experience from Nortel and most recently from WindWire.  I have elevated this position to report directly to me so I can give it the attention that is required to move this effort forward.   Further, I have re-assigned John Maxwell to oversee specific marketing programs.  John will be working from his home office in Chicago and report to Billy.   In addition, we will be looking to supplement our marketing organization to support our growth.

I believe these changes will better enable Chris Kremer to focus his efforts on sales and business development activities.  We are discussing an arrangement with Chris to bring him to Raleigh before the end of the summer.

We have supplemented our staff in the key areas of business development, product development and product management.  We have added Sanjiv Sharma from Sprint as a consultant to help secure business with U.S.-based carriers.  Sanjiv is based in Overland Park, Kansas. Another consultant, Sven Sjoberg, has been working with Summus as a consultant. He is focusing on Scandinavian carriers as well as managing the NetCom relationship.  Sven is based in Sweden.  Summus has also added Mike Furst as a business development consultant.  Mike is based in Raleigh and is responsible for securing business with content providers.   We will continue to explore our needs in this area and expect to supplement our sales and business development staff as necessary.

We have added staff to our development team in Croatia to keep up with the demands for increased functionality in our products and to meet schedules for new product deployments.  Our team in Croatia along with our teams in the U.S. and Sweden have made amazing progress.  Given the wealth of talent in Croatia, and the lower costs, we will continue to supplement our development resources in that area when required. Coupled with our development, we have promoted Quynh Nguyen and hired Natalie Goldstein into our product management organization.  Quynh will be handling our customer relationships with Snapfish, Iteris, Funcaster.com, and ServiceObjects and will be managing the products for them as well as several other products.  Natalie’s primary focus will be our product portfolio for JavaTM  2 Platform, Micro Edition (J2METM) and ZIO games.

Finally, I want to take this opportunity to express my deep gratitude to Rick Seifert for his support over the past 24 months.  Rick has been a key person in helping with the acquisition of Summus Ltd. by High Speed Net Solutions, helping define our strategy and leading our fund raising efforts.  Rick has been instrumental in getting us to this next level.  Rick will step down as our EVP of Corporate Relations and remain a consultant and Board Member.

Please look for further announcements soon.

Sincerely,

Bjorn Jawerth
Chairman and CEO

This shareholder letter contains statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including but not limited to, the statements regarding the Company's pursuit of new business opportunities within the government sector, the development of technology and efforts to patent the same, the wireless and mobile market for multimedia applications, the status and possible outcomes of discussions with cellular operators, content providers and wireless device manufacturers, our capital raising efforts and other business plans, are not based on historical fact, but rather reflect the Company's current expectations concerning future events. By their nature, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those projected in any forward-looking statements. The following important factors, among others, may cause actual results or developments to differ materially from those expressed or implied by the forward-looking statements: (1) a lack of sufficient financial resources to implement the Company's business plan, which has resulted in the Company's receiving a "going concern" opinion from its independent accountant with respect to its audited financial statements as of and for the period ended December 31, 2001; (2) the Company's dependence on the continued growth in demand for wireless Internet usage; (3) the rapid pace of technological developments in the wireless communications industry, particularly with respect to the availability of greater capacity or faster transmission speeds (also known as "broadband" transmission); (4) the degree of market acceptance of the Company as a viable wireless technology provider and of its wireless data services, including wireless e-mail; (5) technological competition, which creates the risk of the Company's technology being rendered obsolete or noncompetitive; (6) the lack of patent protection with respect to the Company's technology; (7) potential infringement of the patent claims of third parties; and (8) the Company's dependence on its key personnel and the risk of the loss of their services. The Company hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

BlueFuel, Efficiency Engine and MaxxNote are trademarks of Summus, Inc. (USA)  All other company or product names are trademarks and/or registered trademarks of their respective owners.